Exhibit 5.1

TROUTMAN SANDERS LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174-0700 212.704.6000 telephone troutmansanders.com

August 30, 2012

dELiA*s, Inc.

50 West 23rd Street

New York, New York 10010

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to dELiA*s, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering, from time to time, together or separately and in one or more series, of the following securities of the Company: (i) common stock, par value $0.001 per share (“Common Stock”); (ii) preferred stock, par value $0.001 per share (“Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or other Securities, as hereinafter defined (“Warrants”); (iv) rights to purchase Common Stock or Preferred Stock (the “Rights”); (v) units representing ownership of any combination of other Securities (“Units”) and (vi) preferred stock purchase rights to purchase, subject to the occurrence of certain events, one one-hundredth of a share of the Company’s Series A junior participating preferred stock (“Preferred Stock Purchase Rights”). The Common Stock, Preferred Stock, Warrants, Rights, Units and Preferred Stock Purchase Rights are hereinafter referred to collectively as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

The Securities will have an aggregate offering price of up to $30,000,000 and will be offered on a continuous or delayed basis as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to the provisions of Rule 415 under the Securities Act.

Warrants will be issued either independently or together as Units with other Securities and will be issued pursuant to a warrant agreement by and between the Company and a bank or trust company as warrant agent. Terms of the Warrants and the warrant agreement will be set forth in the applicable Prospectus Supplement.

ATLANTA     BEIJING     CHICAGO     HONG KONG     NEW YORK     NEWARK     NORFOLK     ORANGE COUNTY     PORTLAND

RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

August 30, 2012

Rights will be issued pursuant to a rights agreement by and between the Company and a bank or trust company as rights agent. Terms of the Rights and the rights agreement will be set forth in the applicable Prospectus Supplement.

Each share of Common Stock includes, if issued prior to the termination of, or such earlier event as shall be specified in, the Stockholder Rights Agreement, dated as of December 19, 2005 between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”), one Preferred Stock Purchase Right, for which no separate consideration will be received.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as in effect on the date hereof (including the Company’s Certificate of Designation of Series A junior participating preferred stock); (iii) the Company’s Amended and Restated Bylaws, as in effect on the date hereof; (iv) the Rights Agreement; and (v) a copy of the resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

To the extent that the obligations of the Company under any warrant agreement or rights agreement may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable warrant agent or rights agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the applicable warrant agent or rights agent is duly qualified to engage in the activities contemplated by the warrant agreement or rights agreement, as applicable; (iii) the warrant agreement or rights agreement has been duly authorized, executed and delivered by the warrant agent or rights agent, as applicable, and constitutes the valid and binding obligation of the warrant agent or rights agent, as applicable, enforceable against the warrant agent or rights agent, as applicable, in accordance with its terms; (iv) the warrant agent or rights agent is in compliance, with respect to acting as a warrant agent or rights agent under the warrant agreement or rights agreement, as applicable, with all

August 30, 2012

applicable laws and regulations; and (v) the warrant agent or right agent has the requisite organizational and legal power and authority to perform its obligations under the warrant agreement or rights agreement.

In rendering the opinions set forth below, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, rights agreement or unit agreement and will take any other appropriate additional corporate action; (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become and remain effective under the Securities Act; (iv) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities; and (v) a sufficient number of shares of Common Stock, Preferred Stock, and Series A junior participating preferred stock will be authorized for issuance under the Certificate of Incorporation (and not previously issued or reserved for issuance) in respect of Securities to be issued under the Registration Statement.

Our opinion addresses the Preferred Stock Purchase Rights and the Rights Agreement in their entirety and not any particular provision thereof. It should be understood that it is not settled whether the invalidity of any particular provision of the Rights Agreement or of the Preferred Stock Purchase Rights issued thereunder would result in invalidating such Preferred Stock Purchase Rights in their entirety. We do not address in our opinion whether, in adopting or authorizing the Preferred Stock Purchase Rights and the Rights Agreement, the Board acted, or in the future will act, in a manner consistent with the Board’s fiduciary duties as required under applicable law. In addition, we do not address any determination a court may make regarding whether the Board would be required to redeem or terminate, or take any other action with respect to, the Preferred Stock Purchase Rights at some future time based on facts and circumstances existing at that time.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that the Company’s performance of such obligations may have upon any of the matters referenced below.

Our opinions set forth below are limited to the federal law of the United States of America, the laws of the State of New York and the Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

The opinions set forth below are subject to and qualified and limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding at law or in equity) and no opinion is expressed as to the availability of the remedy of specific performance.

August 30, 2012

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1. The shares of Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of such shares, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such shares are in certificated form, certificates representing such shares have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form have been duly made in the share register of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration approved by the Board therefor (not less than the par value of such shares) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon payment of the consideration approved by the Board therefor (not less than the par value of such shares), will be validly issued, fully paid and non-assessable.

2. The Preferred Stock Purchase Rights, when (A) all actions with respect to the Common Stock referred to in numbered paragraph 1 above have been taken, and (B) if and when separated from the Common Stock, such Preferred Stock Purchase Rights have duly executed, countersigned, registered and delivered with, if applicable, valid book-entry notations for the issuance thereof duly made in the share register of the Company in accordance with the Rights Agreement, will be valid and binding obligations of the Company.

3. The shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of such shares and to approve the issuance and terms of the offering of such shares, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such shares (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) if such shares are in certificated form, certificates representing such shares have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form have been duly made in the share register of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration approved by the Board therefor (not less than the par value of such shares) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon payment of the consideration approved by the Board therefor (not less than the par value of such shares), will be validly issued, fully paid and non-assessable.

August 30, 2012

4. The Warrants, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Warrants, including the authorization of the underlying Securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the Warrants have been duly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable warrant agreement and definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will be valid and binding obligations of the Company.

5. The Rights, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Rights, including the authorization of the underlying Common Stock or Preferred Stock, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the rights agreement relating to the Rights has been duly executed and delivered by the Company and the rights agent appointed by the Company, and (C) certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the applicable rights agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will be valid and binding obligations of the Company.

6. The Units, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Units, including authorization of the underlying Securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Units have been, if required, duly executed and delivered by the Company, and (C) certificates, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement and definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will be valid and binding obligations of the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

August 30, 2012

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

Very truly yours,

/s/ TROUTMAN SANDERS LLP

TROUTMAN SANDERS LLP